EXHIBIT 10.9


                     BUSINESS CONSULTANT SERVICES AGREEMENT
                     --------------------------------------


THIS AGREEMENT is made as of the 2nd day of January 2004, (the Effective Date").


BETWEEN:


             Savoy Capital Investments, Inc., a company incorporated pursuant to the laws of the State of Nevada with a mailing address of 18826 Pagentry Place, Monument, Colorado 80132 (the "Company")

                                                               OF THE FIRST PART

AND:


             Art Charpentier
             #9 - 5389 Vine Street
             Vancouver, B.C. V6M 3Z7
             (the "Consultant")

                                                              OF THE SECOND PART


WHEREAS


     A. The Company is engaging the Consultant to provide the services contemplated by this Agreement.

     B. The Consultant has agreed to provide the services on the terms and subject to the conditions of this Agreement.


NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. CONSULTANT SERVICES

The Consultant will provide the following services to the Company as consulting services:

     (a) The Consultant will assist the Company with the preparation and proper maintenance of the Company's account books.

     (b) The Consultant will prepare and assist with the preparation and presentation of the Company's required unaudited quarterly financial statements in a timely manner, and assist with the preparation of the Company's annual financial statement(s);

     (c) The Consultant will assist the Company with maintaining the security of all internal corporate records pursuant to the preparation and proper maintenance of all account books.

     (d) The Consultant will assist the Company with the preparation of all necessary communications and responses to communications with the Company's auditors and assist the Company with the preparation of all necessary communications and responses with regulatory agencies where such communications and responses are within the scope of services contemplated by this Agreement;

     (e) The Consultant will also perform additional duties and responsibilities to the Company at the reasonable instruction of the President of the Company or his designee, provided that such additional duties and responsibilities are within the scope of services contemplated by this Agreement.

The Consultant will not engage in any activity that will interfere or conflict with the Consultant's duties and responsibilities to the Company or that interfere or conflict with the business and objectives of the Company.

The Consultant will not make any misrepresentation of the Company or its business, operations or financial condition to any party in the performance of the services required by this Agreement.


2. RENUMERATION

     (a) The Consultant will be paid a monthly fee of US$1000.00 for the services to be provided in accordance with this Agreement.

     (b) The monthly fee will be increased to US$1,250.00 per month as of April 1, 2004 and will reviewed annually.

          (i) Shares or Options: subject to compliance with all applicable state and federal laws and securities regulations, the Consultant shall receive 40,000 of the Company's shares 90 days after the Effective Date of this Agreement;

These shares will be "restricted shares" as that term is defined in Rule 144 of the General Rules and Regulations under the Securities Act of 1933.

This share issuance shall be protected against dilution in the case of a reverse or forward split.

3. EXPENSES

The Consultant will be paid for all expenses and other disbursements to be reasonably incurred on behalf of the Company in providing the services incurred in accordance with this Agreement, including, mailing, and long distance telephone costs, travel expenses if required, other communication costs and other sundry expenses incurred in the ordinary course of business. The Consultant will not incur any expense(s) over the amount of US$100.00 without the prior written consent of the Company. Upon receipt of the Consultant's expense reports with supporting receipts, the Consultant will be reimbursed for those disbursements reasonably made on behalf of the Company within 7 business days of receipt of the expense report.


4. REPORTING PROCEDURE

The Consultant will take directions from the President of the Company or his designee as to the functions, requirements for reporting and methods of implementation in order to achieve the corporate goals that fall within the scope of services contemplated by this Agreement


5. TERM

This term of this Agreement will expire on December 31, 2004.

The Consultant or the Company may terminate this Agreement with 30 days notice or at any time in the event of any breach of any material term of this Agreement by the other, provided that written notice of default has been delivered to the other party and the other party has failed to remedy the default within 7 days of the date of delivery of notice of default.

On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.


6. CONFIDENTIAL INFORMATION

Except as contemplated by this Agreement, the Consultant agrees not to disclose to any person any confidential information concerning the business or affairs of the Company which the Consultant may have acquired in the course of or incidental to providing the services required by this Agreement and the Consultant will not directly or indirectly use (whether for its own benefit or the detriment or intended detriment of the Company) any confidential information it may acquire with respect to the business and affairs of the Company. All obligations with respect to confidential information will survive termination.

The Consultant will coordinate with the President of the Company or his designee as to the information regarding the business and affairs of the Company that may be disclosed by the Consultant in the provision of the services required by this Agreement. The Consultant will not disclose any more information than that approved by the President of the Company or his designee.

Additionally, the Consultant will maintain in a secure location, all Company records, receipts, bank statements and other documents received within the scope of services contemplated by this Agreement and will return said documents to the Company immediately upon the request of the President of the Company or his designee.


7. INDEMNIFICATION

The Company agrees that if the Consultant is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Consultant's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Consultant shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's Articles of Incorporation or Bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Colorado, against all cost, expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Consultant in connection therewith, and such indemnification shall continue as to the Consultant even if he has ceased to be a director, member, employee or agent of the Company or other entity, with respect to acts or omissions which occurred prior to his cessation of employment with the Company, and shall inure to the benefit of the Consultant's heirs, executors and administrators. The Company shall advance to the Consultant all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Consultant to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Consultant that indemnification of the Consultant is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Consultant has not met such applicable standard of conduct, shall create a presumption that the Consultant has not met the applicable standard of conduct.

The Company agrees to initiate and maintain a liability insurance policy covering the Consultant to the extent the Company provides such coverage for its executive officers.



8. GENERAL PROVISIONS

     (a) The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company. The Consultant will be responsible for payment of any income taxes, source deductions, withholding taxes, fringe benefits, insurance and similar items resulting from the payment of the Consultant Fee.

     (b) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

     (c) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Agreement is not assignable by the Consultant without the prior written consent of the Company, which consent may not be unreasonably withheld.

     (d)  Time shall be of the essence of this Agreement.

     (e) This Agreement constitutes the entire Agreement between the parties hereto and there are no representations, warranties, terms or conditions, expressed or implied, statutory or otherwise and no agreements collateral hereto other than or expressly set forth or referred to herein.





                       This Space Intentionally Left Blank

IN WITNESS WHEREOF, the undersigned have hereunto executed the Agreement on the date set forth above.


Savoy Capital Investments, Inc.,



/s/ Floyd Wandler
-----------------
On Behalf of the Board
Floyd Wandler, President
Savoy Capital Investments, Inc.,


Consultant



/s/ Art Charpentier
-------------------
Art Charpentier